          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ /  Preliminary proxy statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              TRENWICK GROUP INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)  Total fee paid:

     ---------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

     ---------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     ---------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)  Filing party:

     ---------------------------------------------------------------------------

     (4)  Date Filed:

     ---------------------------------------------------------------------------

Trenwick Group Inc.

[TRENWICK insignia]
                                                     Metro Center
                                                     One Station Place
                                                     Stamford, Connecticut 06902

April 5, 1996

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Trenwick Group Inc. (the "Company") on Thursday, May 23, 1996, at the Company's headquarters, Metro Center, One Station Place, Stamford, Connecticut at 10:00 a.m. local time. A Notice of the Meeting, a Proxy and a Proxy Statement containing information about the matters to be acted upon at the meeting are enclosed.

All holders of common stock as of the close of business on March 29, 1996, are entitled to vote at the Annual Meeting on the basis of one vote for each share of common stock held.

A record of the Company's activities for the year 1995 is included in the annual report to stockholders. Whether or not you attend the Annual Meeting, the Company requests that you please exercise your voting rights by completing and returning your Proxy promptly in the enclosed self-addressed, stamped envelope. If you attend the meeting and desire to vote in person, your Proxy will not be used.

Sincerely,

JAMES F. BILLETT, JR.
Chairman, President and Chief Executive Officer

                              [TRENWICK INSIGNIA]

                        METRO CENTER, ONE STATION PLACE
                          STAMFORD, CONNECTICUT 06902

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 23, 1996

To the Holders of Common Stock:

     The Annual Meeting of Stockholders of Trenwick Group Inc. (the "Company"), a Delaware corporation, will be held on Thursday, May 23, 1996, at the Company's headquarters, Metro Center, One Station Place, Stamford, Connecticut at 10:00 a.m. local time to act upon the following matters:

PROPOSAL NO. 1

     To elect four directors to serve until the Annual Meeting of Stockholders in 1999.

PROPOSAL NO. 2

     To ratify the appointment of Price Waterhouse LLP ("Price Waterhouse") as independent accountants for the year ending December 31, 1996.

PROPOSAL NO. 3

     To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 29, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Accordingly, only holders of record of the Company's common stock at the close of business on March 29, 1996, will be entitled to vote at the meeting and any adjournment or postponement thereof.

     MANAGEMENT SINCERELY DESIRES THE ATTENDANCE OF EVERY STOCKHOLDER AT THE MEETING. IT IS RECOGNIZED, HOWEVER, THAT SOME WILL BE UNABLE TO ATTEND. IN ORDER TO ACHIEVE A QUORUM REQUIRED TO CONDUCT BUSINESS AT THE MEETING, WE ASK THAT YOU VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED, STAMPED ENVELOPE. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE LATER ABLE TO ATTEND.

                                          By order of the Board of Directors,

                                          JANE T. WIZNITZER
                                          Secretary

                              [TRENWICK INSIGNIA]

                        METRO CENTER, ONE STATION PLACE
                          STAMFORD, CONNECTICUT 06902

                                PROXY STATEMENT

INTRODUCTION

     This Proxy Statement is being furnished by Trenwick Group Inc. (the "Company") to stockholders of the Company on or about April 5, 1996, in connection with the solicitation of Proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 23, 1996, at the Company's headquarters, Metro Center, One Station Place, Stamford, Connecticut at 10:00 a.m. local time for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The cost of soliciting Proxies will be borne by the Company. The Company will supply Proxies and proxy materials as requested to brokerage houses, nominees, fiduciaries and other custodians for transmission to the beneficial owners of the Company's common stock and will reimburse such parties for reasonable expenses incurred thereby. Proxy solicitations may be made by mail, telephone and other means by employees of the Company and by others. D. F. King & Co., Inc., New York, New York, has been engaged by the Company to assist in the solicitation of Proxies for an anticipated fee of approximately $6,500, plus out-of-pocket costs and expenses.

VOTING SECURITIES

     The close of business on March 29, 1996, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At such date the Company had issued and outstanding 6,601,122 shares of common stock, par value $.10 per share. Each share of common stock issued and outstanding on the record date will be entitled to one vote on all matters to come before the Annual Meeting.

ANNUAL REPORT

     A copy of the annual report to stockholders for the fiscal year 1995 containing financial statements of the Company has been mailed to all stockholders.

REVOCATION OF PROXY

     The accompanying Proxy, if properly executed by a stockholder entitled to vote, will be voted at the Annual Meeting, but may be revoked at any time before the vote is taken by giving written notice to the Secretary of the Company, by a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

QUORUM

     The presence, in person and by Proxy, of a majority in number of the outstanding shares of common stock as of the record date constitutes a quorum and is required in order for the Company to conduct business at the Annual Meeting. Each share is entitled to one vote. In accordance with the Company's Restated Certificate of Incorporation, as amended, and the General Corporation Law of the State of Delaware, (i) a plurality of the votes duly cast is required for the election of directors to serve until the Annual Meeting of Stockholders in 1999 and (ii) the affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Price Waterhouse as independent accountants for the year ending December 31, 1996.

     A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the General Corporation Law of the State of Delaware, abstaining votes and broker non-votes are deemed to be present for purposes of determining whether a quorum is present at a meeting but are not deemed to be votes duly cast. As a result, abstentions and broker non-votes will be included for the purposes of determining whether a quorum is present at the Annual Meeting, but will not be included in the tabulation of the voting results and will not have the effect of votes in opposition with respect to the election of directors or the ratification of the appointment of Price Waterhouse.

AUTHORITY GRANTED BY THE PROXY

     The Proxy is in such form as to permit a vote for, or the withholding of authority to vote for, individual nominees, and to indicate separate approval, disapproval or abstention with respect to the proposal to ratify the appointment of Price Waterhouse. If no instructions are indicated, Proxies returned to the Company will be voted FOR the election of the directors described herein and FOR the proposal to ratify the appointment of Price Waterhouse by the persons named in the enclosed Proxy, to wit: James F. Billett, Jr., Alan R. Gruber and Joseph
D. Sargent, or any one or several of them as may act (the "Proxy Committee"). As to any such other matters that may properly be brought before the Annual Meeting, the shares represented by the Proxy will be voted in accordance with the judgment of the Proxy Committee.

                             PRINCIPAL STOCKHOLDERS

     The following table lists the stockholders known to the Company to be beneficial owners of more than five percent of the outstanding common stock, as of the record date, based upon information filed with the Securities and Exchange Commission (the "Commission"). Such stockholders hold sole voting and dispositive power over such shares except as noted:

                                                                        SHARES
                                                                     BENEFICIALLY
                          NAME & ADDRESS                               OWNED(A)         PERCENT
- -------------------------------------------------------------------  ------------       -------
NewSouth Capital Management, Inc...................................     876,583(1)       13.27%
  1000 Ridgeway Loop Road, Suite 233
  Memphis, Tennessee 38120
The Capital Group Companies, Inc...................................     769,710(2)       11.35%
  333 South Hope Street
  Los Angeles, California 90071
Putnam Investments Inc. ...........................................     677,197(3)       10.26%
  One Post Office Square
  Boston, Massachusetts 02109
The Prudential Insurance Company of America........................     626,100(4)        9.48%
  Prudential Plaza
  Newark, New Jersey 07102-3777
Orion Capital Corporation..........................................     405,513(5)        6.14%
  600 Fifth Avenue
  New York, New York 10020-2302

                                                                        SHARES
                                                                     BENEFICIALLY
                          NAME & ADDRESS                               OWNED(A)         PERCENT
- -------------------------------------------------------------------  ------------       -------
Mellon Bank Corporation............................................     390,949(6)        5.92%
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258
Atalanta/Sosnoff Capital Corporation...............................     391,851(7)        5.83%
Martin T. Sosnoff
  101 Park Avenue, 6th Floor
  New York, New York 10178
Quest Advisory Corp. ..............................................     373,110(8)        5.65%
Quest Management Company
Charles M. Royce
  1414 Avenue of the Americas
  New York, New York 10019

- ---------------
(A) The Company has outstanding $103,500,000 principal amount of its 6% Convertible Debentures due December 15, 1999 (the "debentures"). The debentures are convertible into shares of common stock at $48.50 per share (equivalent to a conversion rate of approximately 20.6186 shares per $1,000 principal amount of debentures). Holders of the debentures are required, in accordance with Rule 13-3(d) of the Exchange Act of 1934, to include shares of common stock issuable upon conversion of the debentures in the calculation of the number of shares of common stock beneficially owned by them. Accordingly, beneficially owned shares reported by the Principal Stockholders may include shares of common stock issuable upon the conversion of the debentures.

(1) Based upon information contained in Amendment No. 1, dated February 13, 1996, to Schedule 13G filed with the Commission. The filing states that NewSouth Capital Management, Inc., a registered investment adviser, holds the shares on behalf of its clients. Sole voting power is held over 804,583 shares and shared voting power is held over 42,000 shares.

(2) Based upon information contained in Amendment No. 8, dated February 9, 1996, to Schedule 13G filed with the Commission. Certain operating subsidiaries of The Capital Group Companies, Inc. exercised investment discretion over various institutional accounts which held, as of December 29, 1995, 769,710 shares of common stock. Capital Guardian Trust Company, a bank, exercised investment discretion over 450,810 of said shares and sole voting power over 277,300 of said shares. Capital Research and Management Company, a registered investment adviser, and Capital International, S.A. had investment discretion with respect to 320,200 shares and 16,700 shares, respectively. The number of shares held includes 180,610 shares issuable upon conversion of the debentures.

(3) Based upon information contained in Amendment No. 3, dated February 12, 1996, to Schedule 13G filed with the Commission by Putnam Investments, Inc. on behalf of itself, its parent, Marsh & McLennan Companies, Inc., and its registered investment adviser subsidiaries, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. The former subsidiary holds shared dispositive power and no voting power over its 122,564 shares, while the latter holds shared voting power over 227,420 of its 554,633 shares and shared dispositive power over all of such shares.

(4) Based upon information contained in Amendment No. 3, dated February 12, 1996, to Schedule 13G filed with the Commission. The Prudential Insurance Company of America may have direct or indirect voting and/or investment discretion over 626,100 shares held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates, so that in the aggregate sole voting and dispositive power is held over 335,500 shares, shared voting power is held over 289,600 shares and shared dispositive power is held over 290,600 shares.

(5) Based upon information contained in Amendment No. 4 dated February 1, 1996, to Schedule 13G filed with the Commission. The shares are held by Orion Capital Corporation's wholly owned subsidiaries, The Connecticut Indemnity Company, Design Professionals Insurance Company, EBI Indemnity Company, Employee Benefits Insurance Company, The Fire and Casualty Insurance Company of Connecticut and Security Insurance Company of Hartford.

(6) Based upon information contained in Amendment No. 2, dated January 24, 1996, to Schedule 13G filed with the Commission. The shares are beneficially owned by Mellon Bank Corporation and direct or indirect subsidiaries in their various fiduciary capacities. Sole voting power is held over 346,949 shares, shared voting power is held over 164,949 shares, and shared dispositive power is held over 255,949 shares.

(7) Based upon information contained in the Schedule 13D dated January 5, 1994, filed with the Commission. The Atalanta/Sosnoff Capital Corporation ("Atalanta") holds sole voting and dispositive power over 1,500 shares and holds shared voting and dispositive power over 388,138 shares owned by clients of its registered investment adviser subsidiaries and by partnerships in which its subsidiaries are partners. In addition, Martin T. Sosnoff, Chairman and Chief Executive Officer of Atalanta, may be deemed to hold sole voting and dispositive power over 2,213 shares held by related persons, as to which he disclaims beneficial ownership. Of the 391,851 shares, approximately 119,751 shares are issuable upon conversion of the debentures.

(8) Based upon information contained in Schedule 13G dated February 14, 1996, filed with the Commission. Quest Advisory Corp. holds sole voting and dispositive power over 358,010 shares, and Quest Management Company holds sole voting and dispositive power over 15,100 shares. Mr. Royce may be deemed a controlling person of those entities.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, two consisting of three directors and one consisting of four directors. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of the office of directors in Class III expires at the 1996 Annual Meeting.

     The Board of Directors proposes that the nominees described below be elected to Class III for a new term of three years and until their successors are duly elected and qualified. All of the nominees are currently serving as Class III directors. Each of Messrs. Brown, Dunn and Jacobs was elected to Class III at the 1993 Annual Meeting; Mr. Chisholm was elected to Class III by the Board of Directors on August 9, 1995, to fill the vacancy resulting from the increase in the size of the Board from nine to ten directors.

     Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the Proxy Committee will vote in accordance with its best judgment.

     Unless otherwise directed, all returned Proxies will be voted FOR the election of the directors standing for election in Class III.

                   CLASS III: DIRECTORS STANDING FOR ELECTION

ANTHONY S. BROWN                                             Director since 1990

     Anthony S. Brown, 53, has served as a member of the Audit Committee of the Company's Board of Directors (the "Audit Committee") since 1991. He is a Professor at the Terry Sanford Institute of Public Policy at Duke University and was Director of Equity Administration of The First Boston Corporation, an investment banking firm, between 1991 and 1993. Prior to 1991, Mr. Brown was Vice President, External Affairs, of the University of Connecticut and was formerly Chairman and Chief Executive Officer of Covenant Insurance Company, with which he was associated from 1968 to 1989.

DONALD E. CHISHOLM                                           Director since 1995

     Donald E. Chisholm, 57, has been a Director since August 1995. He was a founder of Re Capital Corporation, the holding company for Re Capital Reinsurance Corporation, where he served as President and Chief Executive Officer from 1986 to 1990, as Chairman from 1990 to 1992 and as Vice Chairman from 1992 until his retirement in 1995. He was associated with General Reinsurance Corporation from 1964 until 1978, when he joined its subsidiary North Star Reinsurance Corporation.

NEIL DUNN                                                 Director since 1984(1)

     Neil Dunn, 46, has been a member of the Investment Committee of the Company's Board of Directors (the "Investment Committee") since 1984 and a member of its Executive Committee (the "Executive Committee") and of its Compensation Committee (the "Compensation Committee") since 1986. He is Managing Director of Voyageur International Asset Managers Ltd, and until 1995 he was Managing Director of Piper International Asset Management, an affiliate of Piper Jaffray Companies Inc. Prior to 1994, Mr. Dunn was Senior Partner of the investment advisory firm Neil Dunn & Company, Midlothian, Scotland, and, beginning in 1978, was associated with the investment banking firm of Ivory & Sime plc, of which he became a director in 1984. In 1986, he was Managing Director of Ivory & Sime (HK) Ltd.

P. ANTHONY JACOBS                                         Director since 1979(1)

     P. Anthony Jacobs, 54, a member of the Investment Committee since 1979 and of the Executive Committee and Compensation Committee since 1986, is President and Chief Operating Officer of Seafield Capital Corporation, a holding company whose subsidiaries operate in the healthcare and insurance services areas, with which he has been associated since 1970. Mr. Jacobs is a director of Seafield Capital Corporation, LabOne, Inc. and Response Oncology, Inc.

                CLASS I: TERM EXPIRES AT THE 1997 ANNUAL MEETING

JAMES F. BILLETT, JR.                                     Director since 1978(1)

     James F. Billett, Jr., 51, has served as Chairman of the Board and Chief Executive Officer of the Company and its predecessor since 1978 and resumed the Presidency in 1988. He is Chairman, President and Chief Executive Officer of Trenwick America Reinsurance Corporation (Trenwick America Re"), the Company's principal operating subsidiary, and Chairman of the Executive Committee and the Investment Committee. Mr. Billett was formerly a Vice President of General Reinsurance Corporation.

ALAN R. GRUBER                                            Director since 1984(1)

     Alan R. Gruber, 68, has served as Chairman of the Compensation Committee, a member of the Executive Committee and a director of Trenwick America Re since 1986. He has been Chairman of the Board and Chief Executive Officer of Orion Capital Corporation ("Orion"), an insurance holding company, since 1976. He is Chairman of the Board of Guaranty National Corporation and a trustee of six trusts which manage the Neuberger & Berman family of equity mutual funds.

     Trenwick America Re is a reinsurer of various Orion subsidiaries. In each case, Trenwick America Re is a participant in a treaty which includes other independent reinsurers subject to the same terms and conditions. Aggregate reinsurance premiums written with Orion subsidiaries in 1995 were $2,162,000, representing approximately 1% of total reinsurance premiums written by Trenwick America Re for the year.

JOSEPH D. SARGENT                                         Director since 1978(1)

     Joseph D. Sargent, 66, has been a member of the Executive Committee since 1979 and of the Compensation Committee since 1986. He is Chairman, Treasurer and Chief Financial Officer of Connecticut Surety Corporation, the parent holding company of The Connecticut Surety Company (formerly The Connecticut Casualty and Surety Company, a subsidiary of Covenant Mutual Insurance Company), and is Vice-Chairman of the Board of Conning & Company, with which he has been associated since 1952 and for which he formerly served as Chairman and Chief Executive Officer. Mr. Sargent is a member of the Board of Directors of Mutual Risk Management, Ltd., MMI Companies Inc., E.W. Blanch Holdings, Executive Risk Inc. and Policy Management Systems Corporation and serves as Chairman of the Board and Treasurer of S.K.I. Ltd.

               CLASS II: TERM EXPIRES AT THE 1998 ANNUAL MEETING

HERBERT PALMBERGER                                        Director since 1985(1)

     Herbert Palmberger, 50, a member of the Audit Committee since 1986, is General Manager of Chubb Insurance Company of Europe, S.A. Dr. Palmberger was a Partner with Rohreke, Boye, Reme, von Werder, a Hamburg, Germany law firm, between 1991 and December 1992, prior to which he was General Manager of Deutsche Krankenversicherung A.G. and Director of Legal and Executive Staff of Hannover Ruckversicherungs A.G., with which he was associated from 1978 to 1988.

FREDERICK D. WATKINS                                      Director since 1979(1)

     Frederick D. Watkins, 80, has been a member of the Executive Committee since 1979, a member of the Compensation Committee since 1986, a member of the Audit Committee since 1988 and a director of Trenwick America Re since 1983. He is retired Executive Vice President of Connecticut General Insurance Corporation (1979-1980) and former President of Aetna Insurance Company (1966-1979), which he joined in 1937. Mr. Watkins was Chairman of Terra Nova Insurance Company Ltd. from 1978 until 1994.

STEPHEN R. WILCOX                                         Director since 1978(1)

     Stephen R. Wilcox, 62, has been a member of the Investment Committee since 1979 and a member of the Audit Committee since 1985, serving as the latter's Chairman since 1988. Mr. Wilcox is President of The Wilcox Group, Inc., a financial and consulting firm. He was formerly Senior Vice President of Conning & Company, with which he was associated from 1958 to 1988.

     There are no family relationships among any directors and executive officers of the Company.

     All directors have entered into indemnification agreements with the Company which limit a director's personal liability, as a result of serving as a director, to the maximum extent permitted by Delaware law.
- ---------------
(1) Dates earlier than December 30, 1985, reflect Board membership of Trenwick Limited, the Company's predecessor.

           THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held five meetings during the fiscal year 1995. No director attended fewer than 75% of the aggregate number of meetings of the Board and Board Committees on which the director served. The Company does not have a Nominating Committee and nominations for directors are made by the Board of Directors.

     The Audit Committee is composed of Messrs. Wilcox--Chairman, Brown, Palmberger and Watkins. The Committee has responsibility to recommend to the Board of Directors the selection of the Company's independent accountants, to review and approve the scope of the independent accountants' audit activity, to review the financial statements which are the subject of the independent accountants' certification and to review with such independent accountants the adequacy of the Company's accounting systems and systems of internal accounting control. The Audit Committee met four times during 1995.

     The Compensation Committee is composed of Messrs. Gruber--Chairman, Dunn, Jacobs, Sargent and Watkins. The Committee exercises authority with respect to the Company's compensation structure for senior executives and other key employees, approves cash compensation and non-stock based benefits for the Chief Executive Officer and executive officers, and designs, recommends for Board approval and administers the Company's stock-based compensation plans. The Compensation Committee met four times during 1995.

     The Executive Committee is composed of Messrs. Billett--Chairman, Dunn, Gruber, Jacobs, Sargent and Watkins. The Committee meets when required on short notice during intervals between the meetings of the Board of Directors and has authority to exercise all the powers of the Board of Directors concerning the management and direction of the affairs of the Company, subject to specific directions of the Board of Directors and subject to the limitations of the General Corporation Law of the State of Delaware. The Executive Committee met once during 1995.

     The Investment Committee is composed of Messrs. Billett--Chairman, Dunn, Jacobs and Wilcox. The Committee exercises authority with respect to financial matters including the investment of the Company's assets, assessment of the potential impact of both short-term and long-term economic trends and the establishment of related investment guidelines. The Investment Committee met five times during 1995.

                                   MANAGEMENT

     The following table reflects information as of the date of this Proxy Statement regarding the beneficial ownership of the Company's equity securities individually and as a group for all executive officers and directors:

                                                                      AMOUNT OF
                                                               BENEFICIAL OWNERSHIP(1)
                                                           --------------------------------
                                                           NUMBER OF SHARES
                                                             COMMON STOCK           PERCENT
                                                           ----------------         -------
    EXECUTIVE OFFICERS
      James F. Billett, Jr. ...........................         289,854(2)             4.3%
      James E. Roberts.................................           9,551(3)             0.1%
      Stephen H. Binet.................................          50,941(4)             0.8%
      Paul Feldsher....................................          53,871(5)             0.8%
      Robert A. Giambo.................................          50,865(6)             0.8%
      Alan L. Hunte....................................          50,331(7)             0.8%
    DIRECTORS
      Anthony S. Brown.................................           4,750(8)            *
      Donald E. Chisholm...............................           4,000(9)            *
      Neil Dunn........................................           4,000(8)            *
      Alan R. Gruber...................................         408,513(8)(10)         6.2%
      P. Anthony Jacobs................................           5,000(8)            *
      Herbert Palmberger...............................           3,250(8)            *
      Joseph D. Sargent................................          80,684(8)(11)         1.2%
      Frederick D. Watkins.............................           6,750(8)             0.1%
      Stephen R. Wilcox................................           3,000(8)            *
    Directors and executive officers as a group
      (15 individuals).................................       1,025,360               14.9%

- ---------------
  *  Less than 0.1%

 (1) Includes, in each case, shares deemed to be beneficially owned by such persons because they hold or share investment or voting power. Includes, as to executive officers, a total of 292,102 shares subject to outstanding stock options which are vested and exercisable within 60 days of the date of this Proxy Statement and 8,936 Restricted Shares not vested within 60 days of the date of this Proxy Statement, but which have full dividend and voting rights and which are included in the computation of such executive officers' percentage of beneficial ownership. Includes, as to directors, a total of 26,000 shares subject to outstanding stock options which are vested and exercisable within 60 days of the date of this Proxy Statement.

 (2) Includes 145,852 shares subject to stock options which are vested and exercisable within 60 days of the date of this Proxy Statement and 1,494 Restricted Shares which are not vested within 60 days of the date of this Proxy Statement, but which have full dividend and voting rights.

 (3) Includes 1,250 shares subject to stock options which are vested and exercisable within 60 days of the date of this Proxy Statement and 4,667 Restricted Shares which are not vested within 60 days of the date of this Proxy Statement, but which have full dividend and voting rights.

 (4) Includes 34,000 shares subject to stock options which are vested and exercisable within 60 days of the date of this Proxy Statement and 706 Restricted Shares which are not vested within 60 days of the date of this Proxy Statement, but which have full dividend and voting rights.

 (5) Includes 36,000 shares subject to stock options which are vested and exercisable within 60 days of the date of this Proxy Statement and 656 Restricted Shares which are not vested within 60 days of the date of this Proxy Statement, but which have full dividend and voting rights.

 (6) Includes 43,250 shares subject to stock options which are vested and exercisable within 60 days of the date of this Proxy Statement and 689 Restricted Shares which are not vested within 60 days of the date of this Proxy Statement, but which have full dividend and voting rights.

 (7) Includes 31,750 shares subject to stock options which are vested and exercisable within 60 days of the date of this Proxy Statement and 724 Restricted Shares which are not vested within 60 days of the date of this Proxy Statement, but which have full dividend and voting rights.

 (8) Includes 3,000 shares subject to stock options which are vested and exercisable within 60 days of the date of this Proxy Statement.

 (9) Includes 2,000 shares subject to stock options which are vested and exercisable within 60 days of the date of this Proxy Statement.

(10) Also includes the shares attributed to Orion Capital Corporation (see "Principal Stockholders"). Mr. Gruber has a minority interest of approximately 1.5% in Orion Capital Corporation, of which he is Chairman and Chief Executive Officer. Mr. Gruber disclaims beneficial ownership of the shares attributed to Orion Capital Corporation.

(11) Also includes 20,100 shares owned by relatives or held in trust for them, as to which Mr. Sargent disclaims beneficial ownership.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     James E. Roberts, 50, was appointed director and Vice Chairman of Trenwick America Re in May 1995. Mr. Roberts currently manages a special unit of the Company's underwriting operations. He was previously associated with Re Capital Corporation and its principal operating subsidiary, Re Capital Reinsurance Corporation, a property-casualty reinsurer. At the former, he served as Senior Vice President from 1986 to 1991, as President and Chief Operating Officer from 1991 to 1992, and as President and Chief Executive Officer from March 1992 until joining Trenwick America Re. He was President and Chief Executive Officer of the subsidiary from 1991 until May 1995. Mr. Roberts was previously associated with North Star Reinsurance Corporation, a subsidiary of General Re Corporation.

     Stephen H. Binet, 41, a director of Trenwick America Re since 1988 and an Executive Vice President since 1993, manages its casualty and property operations and chairs its Marketing Committee. Mr. Binet joined Trenwick America Re in 1980, prior to which time he was employed by General Reinsurance Corporation.

     Paul Feldsher, 47, has been a director of Trenwick America Re since 1988 and was appointed Executive Vice President in 1993. Mr. Feldsher manages Trenwick America Re's underwriting policy and quality control operations and chairs its Underwriting Committee. He began his career with Liberty Mutual Insurance Company in 1972 and was employed by North American Reinsurance prior to joining Trenwick America Re in 1983.

     Robert A. Giambo, 42, has served as a director and Chief Actuary of Trenwick America Re since 1988, and was appointed Executive Vice President in 1993. Prior to joining Trenwick America Re in 1986, he was associated with The Home Insurance Company and The Insurance Services Office. Mr. Giambo received his Casualty Actuarial Fellowship in 1980.

     Alan L. Hunte, 46, was appointed Vice President of the Company in 1984, Treasurer in 1987 and Chief Financial Officer in 1993. He has been a director and Treasurer of Trenwick America Re since 1988 and also Executive Vice President and Chief Financial Officer of Trenwick America Re since 1993. Mr. Hunte is a Chartered Accountant, having served as audit manager with Price Waterhouse, with which he was associated prior to joining the Company in 1981.

DIRECTORS' COMPENSATION

     Effective the third quarter of 1995, the Compensation Committee increased the annual retainer for non-employee directors from $10,000 to $17,500, for those chairing Board Committees, and from $10,000 to $15,000, for other non-employee directors. Consequently, during the year ended December 31, 1995, each non-employee director chairing a Board Committee received a retainer of $13,750, and each other non-employee director received a retainer of $12,500. In addition, each non-employee director received a fee of $1,000 for each Board meeting attended, plus reimbursement of all customary expenses incurred in connection with attendance at Board meetings. Directors who served on the various Board Committees each received, in addition to the above amounts, a meeting fee of $750 per Committee meeting attended in conjunction with a regularly scheduled Board meeting and $1,000 per Committee meeting attended not in conjunction with a regularly scheduled Board meeting, plus reimbursement of customary expenses incurred in connection with attendance at each Committee meeting. The Company also pays the premium to provide the directors with $250,000 of coverage under a group Travel Accident Insurance policy.

     Under the Company's Deferred Compensation Plan (the "Plan"), non-employee directors may elect to defer receipt of all or a portion of fees to be earned in the next succeeding year and have such fees accrue either (i) at the interest rate determined by the Compensation Committee or (ii) based upon the performance of the Company's common stock, including any dividends paid thereon. A participating non-employee director will receive all amounts deferred and accrued under the Plan in one payment on the first business day of the year following the year in which the participant ceases to be a director.

OTHER COMPENSATION FOR OUTSIDE DIRECTORS

     The Company maintains a Retirement Plan which covers non-employee directors. At the time of retirement, a director becomes entitled to receive, for that number of years equal to the number of years of service as a director, an annual pension benefit equal to 50% of the amount of the director's final annual retainer. Except for Mr. Watkins, who has been exempted, directors who have attained age 70 cannot stand for re-election and must retire.

     Pursuant to the 1993 Stock Option Plan for Non-Employee Directors (the "Option Plan"), each of the Company's nine eligible non-employee directors has received a one-time grant of an option for 2,000 shares of the Company's common stock. Under the Option Plan, each eligible director is also granted an option for 500 shares immediately following each Annual Meeting.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 1995, 1994 and 1993 of all persons who were, at December 31, 1995, the Chief Executive Officer and the five most highly paid officers of the Company (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                                                                AWARDS
                                                       ANNUAL COMPENSATION            --------------------------
                                                ----------------------------------     RESTRICTED     SECURITIES
NAME &                                                                OTHER ANNUAL       SHARE        UNDERLYING     ALL OTHER
PRINCIPAL                                       SALARY      BONUS     COMPENSATION       AWARDS        OPTIONS/     COMPENSATION
POSITION                                YEAR    ($)(1)     ($)(2)        ($)(3)          ($)(4)        SARS (#)        ($)(5)
- -------------------------------------   ----    -------    -------    ------------    ------------    ----------    ------------
James F. Billett, Jr. ...............   1995    414,384    335,000       81,888           --             --            71,183
Chairman, President                     1994    397,388    275,000       58,096           --             --            54,905
  & Chief Executive Officer             1993    385,250    250,000       56,921          100,022        100,000        69,370
Stephen H. Binet.....................   1995    228,423    150,000       --               --             --            18,131
  Executive Vice President*             1994    219,000    115,000       --               --             --            17,185
                                        1993    200,958     82,500       --               45,017         70,000        16,781
Paul Feldsher........................   1995    180,577    120,000       --               --             --            18,344
  Executive Vice President*             1994    160,615    100,000       --               --             --            17,185
                                        1993    151,725     82,500       --               46,996         60,000        16,781
James E. Roberts**...................   1995    190,385    100,000       --              306,250         25,000         2,000
  Vice Chairman*
Robert A. Giambo.....................   1995    163,846    120,000       --               --             --            18,442
Executive Vice President                1994    152,077    100,000       --               --             --            17,185
  & Chief Actuary*                      1993    145,608     82,500       --               46,996         55,000        16,781
Alan Hunte...........................   1995    163,846    120,000       --               --             --            18,392
Vice President,                         1994    152,077    105,000       --               --             --            17,185
Chief Financial Officer                 1993    145,608     82,500       --               49,987         55,000        16,781
  & Treasurer

- ---------------

 * The position is with the Company's principal operating subsidiary, Trenwick America Re.

**  Mr. Roberts joined Trenwick America Re in May 1995.

(1) Includes all before-tax contributions to the Company's 401(k) Savings Plan.

(2) Includes cash bonus awards earned for the indicated calendar years.

(3) Consists of personal benefits provided by the Company for the indicated calendar years in which the amounts exceeded the lesser of $50,000 or ten percent of the Named Executive's combined salary and bonus for the year. Includes for 1995, 1994 and 1993 supplemental whole life and health benefits of $42,888, $42,158 and $41,876, respectively, and for 1995 automobile expenses of $26,748.

(4) Mr. Roberts was awarded 7,000 Restricted Shares on May 24, 1995, based on a market price per share of $43.75. Restricted Shares were not awarded to any other Named Executive in 1995 nor to any Named Executive in 1994. On March 8, 1993, Restricted Shares were awarded as follows, based on a market price per share of $48.25: Mr. Billett, 2,073 shares; Mr. Binet, 933 shares; Mr. Feldsher, 974 shares; Mr. Giambo, 974 shares; Mr. Hunte, 1,036 shares. Dividends are paid on Restricted Shares at the same rate as paid to all stockholders and, as permitted, those amounts have not been included in this table. The Restricted Shares awarded to Mr. Roberts vest in equal annual installments over three years beginning on the first anniversary of the award. The other awards vest in five equal annual installments beginning on the first anniversary of the award. The aggregate total of unvested Restricted Share holdings of each of the Named Executives, valued as of December 29, 1995, at a market price per share of $56.25, are as follows:

                                                                UNVESTED
                               NAME                         RESTRICTED SHARES   VALUE($)
        --------------------------------------------------  -----------------   --------
        James F. Billett, Jr. ............................        3,234          181,913
        Stephen H. Binet..................................        1,539           86,569
        Paul Feldsher.....................................        1,404           78,975
        James E. Roberts..................................        7,000          393,750
        Robert A. Giambo..................................        1,508           84,825
        Alan L. Hunte.....................................        1,591           89,494

(5) Includes for each year the maximum Company contribution of $2,000 to the Company's 401(k) Savings Plan on behalf of each of the Named Executives. Also includes maximum Company contributions to the Company's Pension Plan, a qualified defined contribution plan (the "Qualified Pension Plan"), for the years 1995, 1994 and 1993 in the amounts of approximately $8,664, $8,682, and $14,800, respectively, for each of Messrs. Billett, Binet, Feldsher, Giambo and Hunte. Also includes contributions made and interest credited for each of these Named Executives to the Company's Supplemental Executive Retirement Plan (consisting of contributions in excess of Qualified Pension Plan contribution limits imposed by the Internal Revenue Code). For Mr. Billett, contributions were $38,877, $31,137 and $42,659, respectively, and interest was credited in the amounts of $21,641, $13,086 and $9,930, respectively, for the years 1995, 1994 and 1993. In 1995, Messrs. Binet, Feldsher, Giambo and Hunte received contributions of $6,930, $7,143, 7,242 and $7192, respectively, and interest was credited for each in the amount $537. Contributions for each of Messrs. Binet, Feldsher, Giambo and Hunte were $6,503 in 1994. Mr. Roberts was not eligible to participate in the Qualified Pension Plan or the Supplemental Executive Retirement Plan in 1995.

     The table below sets forth information with respect to the only stock option grant to a Named Executive in 1995. The option, granted on May 24, 1995, pursuant to the Company's 1993 Stock Option Plan, becomes fully vested and exercisable on June 14, 2003, but will vest and become immediately exercisable in full in the event of a change in control of the Company. The option is also subject to acceleration in the event certain market price conditions are met. On October 11, 1995, 15% of the option was so accelerated, such that one-third of the accelerated portion vested and became immediately exercisable and an additional one-third will vest and become immediately exercisable upon each of the one- and two-year anniversaries of the acceleration. In the event that the Company's common stock trades at or above $60.00 or $70.00 per share on any 20 of 30 consecutive trading days on or before December 31, 1998, 30% and 55%, respectively, of the option will also accelerate, such that on the date each condition is met, one-third of the accelerated portion will vest and become immediately exercisable and an additional one-third will vest and become exercisable upon each of the one- and two-year anniversaries of the acceleration. The option is subject to termination prior to its expiration date in the event of termination of employment.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                       NUMBER OF                                               ANNUAL RATES OF
                       SECURITIES    % OF TOTAL                                  STOCK PRICE
                       UNDERLYING     OPTIONS      EXERCISE                     APPRECIATION
                        OPTIONS      GRANTED TO     OR BASE                  FOR OPTION TERM(B)
                        GRANTED     EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
        NAME              (#)       FISCAL YEAR    ($/SH)(A)      DATE         5%         10%
- ---------------------  ----------   ------------   ---------   ----------   --------   ----------
James E. Roberts.....    25,000         27.5         43.50       12/14/03   $563,650   $1,371,199

- ---------------
(A) The exercise price and tax withholding obligations related to exercise may be paid by delivery of full shares of common stock that have been held for at least six months, subject to certain conditions.

(B) Calculations are based on hypothetical annual compounded rates of stock price appreciation of 5% and 10% over the full term of the option. Using the same assumptions, and based on 8,724,411 shares outstanding as of December 31, 1995 (taking into account shares of common stock issuable upon conversion of the Company's convertible debentures), the total dollar gains for all shareholders as a group would be $196,700,570 (5%) and $478,516,146 (10%) based on the May 24, 1995, price per share of $43.50.

     The following table sets forth all stock options exercised during 1995 by the Named Executives and the number of unexercised options held by the Named Executives at December 31, 1995. Also included is the value of "in-the-money" options on December 31, 1995. In-the-money options are options whose exercise price is less than the fair market value of the Company's common stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                         NUMBER OF             VALUE OF
                                                         SECURITIES           UNEXERCISED
                                                         UNDERLYING          IN-THE-MONEY
                                                        UNEXERCISED          OPTIONS/SARS
                                                        OPTIONS/SARS           AT FY-END
                                                        AT FY-END(#)            ($)(2)
                               SHARES        VALUE     --------------     -------------------
                             ACQUIRED ON   REALIZED     EXERCISABLE/         EXERCISABLE/
           NAME              EXERCISE(#)    ($)(1)     UNEXERCISABLE         UNEXERCISABLE
- ---------------------------  -----------   ---------   --------------     -------------------
James F. Billett, Jr. .....     95,040     3,660,686   145,852/95,000     4,301,637/1,543,750
Stephen H. Binet...........     10,500       306,075    36,000/63,000     1,220,250/1,013,250
Paul Feldsher..............     15,000       504,000    34,000/53,500     1,136,750/  858,875
James E. Roberts...........         --            --     1,250/23,750        15,938/  302,813
Robert A Giambo............         --            --    41,250/48,750     1,427,063/  781,688
Alan L. Hunte..............         --            --    33,750/48,750     1,132,688/  781,688

- ---------------
(1) Represents in each case the difference between the fair market value per share of the Company's common stock on the date of exercise and the option exercise price per share.

(2) Represents the difference between the closing price per share of the Company's common stock on December 29, 1995, of $56.25 and the exercise price of "in-the-money" options granted to each Named Executive. The dollar amounts shown reflect the value of options granted over a period of more than nine years.

                    REPORT OF THE COMPENSATION COMMITTEE ON
             THE COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors who have served together in such capacity since 1986. The Committee meets periodically to review and recommend for Board approval the Company's compensation program for senior executives and other key employees and independently administers the stock option and other incentive plans of the Company.

     The guiding principle of the Committee is to establish a compensation program which aligns executive compensation with the Company's objectives, business strategies and financial and operational performance. In connection with this principle, the Committee seeks to:

     (1) Attract and retain qualified executives, in a highly competitive environment, who will play a significant role in the achievement of the Company's goals.

     (2) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of the Company and which takes into account industry-wide trends and performance levels.

     (3) Reward executives for strategic management and the long-term enhancement of stockholder value.

     Compensation for the Named Executives consists of three key elements: base salary and benefits, discretionary annual cash bonus and stock-based compensation. The Committee seeks to weigh each element both separately and collectively to ensure that the executive officers are appropriately compensated in a manner that advances both the short-term and long-term interests of the stockholders. The Committee's principles have been developed with the assistance of an outside independent compensation consultant retained by the Committee.

     The base salary for each executive officer is set on the basis of the salary levels in effect for comparable positions in the industry, adjusted for the executive's experience and performance level and internal comparability considerations. The Company monitors industry salary levels through its participation in an annual industry survey administered by a nationally known compensation consulting firm. For 1995, executive officers' base salaries were at approximately the midpoint of the range of salaries for individuals in comparable positions based on this industry survey.

     An executive officer's discretionary annual cash bonus is based on a subjective assessment of overall Company and individual performance as compared to both budgeted and prior fiscal year performance and the extent to which the Company achieved its overall financial goals of growth in earnings and return on stockholders' equity. In addition, corporate performance relative to peer company performance is considered. The Committee fixes the amount that may be awarded to the Chief Executive Officer ("CEO") and an aggregate amount that may be awarded to other executive officers. The CEO allocates awards among the other executive officers up to the aggregate amount, which allocations are then reviewed and ratified by the Committee.

     A number of key performance elements formed the basis for the Committee's determination of 1995 bonuses for executive officers. Important factors included continued superior underwriting performance, which produced premium growth of 41%, and improved risk management and diversification in the Company's investment portfolio, which contributed to a total investment return of 14.3%, as compared to 3.1% in 1994. These elements combined to produce an increase of 35% in the Company's earnings per share over the previous year and a 13.9% return on equity.

     The Company's third compensation element, stock-based compensation, provides each executive officer with a meaningful stockholding in the Company as a long-term incentive and a mechanism for aligning the executive officers' interests with those of the stockholders. In past years the Committee has awarded Incentive Stock Options ("ISO's"), Non-Qualified Stock Options ("NQSO's") and Restricted Shares under the Company's stock plans. Each is linked to the creation of stockholder value by providing additional value as the Company's stock price increases. Options, both ISO's and NQSO's, are exercisable over an extended period of time and expire within ten years of grant. It is the Company's established policy that option grants be made at an exercise price not less than the fair market value of the underlying stock at the time of grant. Restricted Shares cannot be transferred until the shares vest, with vesting occurring over an extended time subject to the executive officer's continued employment. The holder has all the rights and privileges of a stockholder with respect to the shares, other than the ability to transfer the shares, including the right to vote and to receive dividends.

     In December 1993, the Committee implemented a program designed to more closely align the stock-based compensation of executive officers with the creation of stockholder value. The use of Restricted Share awards was eliminated for existing executive officers, and newly-structured NQSO's (the "1993 NQSO's") were granted to those officers. These options become fully exercisable in June 2003, but are subject to acceleration if the Company's common stock trades at or above specified targets on or before December 31, 1998. With the achievement of the first of these targets in October 1995, 15% of each option was accelerated. The Committee believes that these options constitute a carefully structured means by which the executive officers' equity appreciation opportunity is aligned with that of the stockholders. As such, they are intended to comprise the core of these individuals' stock-based compensation for the foreseeable future.

     In the spring of 1995, James E. Roberts, formerly President and Chief Executive Officer of one of the Company's peers, accepted the position of Vice Chairman of the Company's principal operating subsidiary. To appropriately compensate an executive of Mr. Roberts' caliber, the Committee crafted a compensation package consisting of a base salary determined in accordance with the criteria applicable to the Company's other executive officers; a grant of NQSO's bearing the same vesting provisions as the 1993 NQSO's; and a one-time award of Restricted Shares which recognized the loss of certain stock-based compensation by Mr. Roberts upon his departure from his prior employer. In order to reward his substantial contribution to the Company's 1995 results and more closely match his equity appreciation opportunity to those of the other executive officers, the Committee awarded Mr. Roberts a second NQSO grant, with vesting provisions equivalent to those of his prior grant, in March 1996.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. No executive officer was subject to the limitations of Section 162(m) in 1995. The Committee intends to structure any stock-based compensation for executive officers so as to qualify for deductibility under the statute.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Billett's base salary is set using the same criteria as all other executive officers. In consideration of the fact that he serves as Chief Executive Officer in addition to Chairman of the Board and President, his base salary is in the top quartile of 1995 industry survey data for comparable positions. His 1995 cash bonus award reflected the Company performance factors cited above and recognized his success in strengthening underwriting resources by attracting a team of proven underwriters to the Company's staff and enhancing stockholder value, as evidenced by a total return to stockholders of 35.4%, including dividends, in 1995.

                                          Members of the Compensation Committee

                                               Alan R. Gruber, Chairman
                                               Neil Dunn
                                               P. Anthony Jacobs
                                               Joseph D. Sargent
                                               Frederick D. Watkins

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph for the five year period commencing January 1, 1991 and ending December 31, 1995, comparing the yearly percentage change on a dividend reinvestment basis of the Company's common stock against the cumulative total stockholder return of the Standard & Poor's 500 Stock Index and the Dow Jones Property and Casualty Insurance Index.

                                                                   Property-
      Measurement Period           Trenwick       S&P 500 In-    Casualty In-
    (Fiscal Year Covered)         Group Inc.          dex           surance
12/31/90                                100.00          100.00          100.00
12/31/91                                126.00          130.47          125.19
12/31/92                                185.00          140.41          146.61
12/31/93                                181.00          154.56          144.02
12/31/94                                201.00          156.60          151.07
12/31/95                                272.00          215.45          204.54

COMPLIANCE WITH SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     Based on the Company's review of all insiders' filings received, and written representations from reporting persons that no Forms 5 were required for such persons, the Company believes there were no Section 16 violations for 1995.

PROPOSAL NO. 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Audited financial statements of the Company and its consolidated subsidiaries are included in the Company's annual report to stockholders, a copy of which has been furnished to all stockholders of record. Upon recommendation of the Audit Committee, the Board of Directors has appointed Price Waterhouse to examine its consolidated financial statements for the year ending December 31, 1996, and has determined it desirable to request that the stockholders approve such appointment. Price Waterhouse has acted as the Company's independent accountants since 1979. Representatives of Price Waterhouse will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Price Waterhouse as independent accountants for the Company for the year ending December 31, 1996.

                  STOCKHOLDER PROPOSALS -- 1997 ANNUAL MEETING

     Stockholders of the Company may present proposals for the 1997 Annual Meeting by directing such proposals to the Secretary at the corporate address. Such proposals must be received no later than December 5, 1996, in order to be included in the Proxy Statement and Proxy relating to such meeting.

                                 OTHER MATTERS

     Management of the Company is not aware of, and does not intend to present, any matters at the Annual Meeting other than those set forth above. Should other matters properly come before the meeting, the persons named on the enclosed Proxy may vote such Proxy in accordance with their best judgment.

                                          By order of the Board of Directors,

                                          JANE T. WIZNITZER
                                          Secretary

     STOCKHOLDERS ARE ENTITLED TO RECEIVE, UPON WRITTEN REQUEST, AND WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1995. PLEASE DIRECT SUCH REQUESTS TO THE OFFICE OF THE SECRETARY, TRENWICK GROUP INC., METRO CENTER, ONE STATION PLACE, STAMFORD, CONNECTICUT 06902.

        Please mark your
        votes as in this
/X/     example.


This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Election of Directors and FOR Proposal 2.

The Board of Directors recommends a vote FOR Election of Directors and FOR Proposal 2.

                     FOR           WITHHELD
1. Board of
   Directors
   (see reverse)     / /              / /

FOR, except vote withheld from the following nominee(s):

- -----------------------------------------


                             FOR   AGAINST   ABSTAIN
2. Ratification of the                                   Change of
   appointment of                                        Address/Comments
   Price Waterhouse LLP      / /     / /       / /       on Reverse Side    / /
   as independent
   accountants for the
   year ending
   December 31, 1996


SIGNATURE(S) _________________________________ DATE ______________, 1996

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

                              TRENWICK GROUP INC.
P                 PROXY SOLICITED ON BEHALF OF THE MANAGEMENT OF
                THE COMPANY FOR THE ANNUAL MEETING ON MAY 23, 1996
R

O    The undersigned hereby constitutes and appoints James F. Billett, Jr., Alan
     R. Gruber and Joseph D. Sargent and each of them, his/her true and lawful
X agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Stockholders of Trenwick Group Inc. to
Y be held on May 23, 1996 at the Company's corporate headquarters, Metro Center, One Station Place, Stamford, Connecticut, at 10:00 a.m. local time, and at any adjournment thereof on all matters coming before said meeting.

Election of Directors, Nominees:                             COMMENTS: (change of address)
To elect the following directors to terms of three years:    ______________________________
Anthony S. Brown, Donald E. Chisholm, Neil Dunn              ______________________________
and P. Anthony Jacobs                                        ______________________________
                                                             ______________________________
The nominees listed above shall serve their respective
terms until their successors are duly elected and qualified. (If you have written in the above space, please mark the corresponding
                                                             box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.
The Proxy Committee cannot vote your shares unless you sign and return this card.            [SEE REVERSE SIDE]
